EXHIBIT 10.2

LOAN AGREEMENT

THIS LOAN AGREEMENT is dated for reference June 22, 2010

BETWEEN:

X-CAL RESOURCES LTD.,
a corporation existing under the laws of British Columbia (“Borrower”)

AND:

PARAMOUNT GOLD AND SILVER CORP.,
a corporation existing under the laws of the Delaware
(“Lender”)

WHEREAS:

A.	The Lender entered into an arrangement agreement with the Borrower dated June 22, 2010, as amended, supplemented, restated or replaced from time to time (the “Arrangement Agreement”);

B.
The Lender has agreed to make a series of unsecured Loan Advances to the Borrower to be used by the Borrower for Expenditures in accordance with the budget set out in Schedule E of the Arrangement Agreement; and

C.	The parties have agreed to set forth in this agreement (the “Loan Agreement”) the terms and conditions upon which such Loan Advances will be made.

THEREFORE, the parties agree as follows:

1.	Definitions. As used in the Agreement, the following terms have the following meanings:

“Expenditures” for all purposes of this Loan Agreement means all moneys expended by the Borrower in connection with working capital and property maintenance payments required to keep the X-Cal Properties in good standing and to complete the Arrangement.

“Repayment Date” means date the Credit Facility is due in accordance with section 3.1(c) of the Arrangement Agreement.

All other capitalized terms used herein but not defined in this Loan Agreement shall have the meanings given to them in the Arrangement Agreement.

2.	Credit Facility. Subject to the terms and conditions hereof:

(a) an unsecured demand credit facility in the amount of US$1.1 million (the “Credit Facility”) is to be made available by the Lender to the Borrower as recorded by the Lender on the grid or grids attached hereto as Schedule “A” (the “Grid”); and

(c) an advance of monies made by the Lender under the Credit Facility (a “Loan Advance”) will initially be made available upon delivery of a request for a Loan Advance, in the form attached hereto as Schedule “B” (the “Loan Advance Notice”), along with an initial monthly forecast of anticipated working capital requirements (initially, for July, 2010) (the “Monthly Forecast”), and a detailed list of disbursements in respect of the initial Loan Advance, and thereafter will be made available on a monthly basis on the first Business Day of each month upon delivery of a Loan Advance Notice, along with a Monthly Forecast for such month, and a detailed list of disbursements in respect of such Loan Advance.

3.	Purpose. The proceeds of the Loan Advances shall be used by the Borrower solely for Expenditures approved by the Lender in its sole discretion, acting reasonably.

4.	Conditions Precedent to Loan Advances. On or before a Loan Advance after the date of this Loan Agreement, the following conditions shall be met by the Borrower to the satisfaction of the Lender:

(a)
the Borrower shall have delivered a Loan Advance Notice in respect of such Loan Advance, as well as a Monthly Forecast, and a detailed list of disbursements in respect of such Loan Advance, at least ten (10) days prior to the date of the Loan Advance; and

(b)
such additional evidence, documents and undertakings as the Lender may request, acting reasonably, to complete the transactions contemplated hereunder and reasonable evidence of compliance with the conditions set forth in this Loan Agreement shall have been furnished to the Lender.

5.
Acceptance of Loan Advance Notice. The Lender shall not be required to accept a Loan Advance Notice in respect of a Loan Advance pursuant to Section 4 if the Lender is not satisfied, acting reasonably:

	(a)	as to the accuracy or completeness of the material delivered to them as a condition precedent to such Loan Advance; and/or

	(b)	that such Loan Advance is being used solely for the purpose set out in Section 3.

The Lender shall promptly advise the Borrower if it is not prepared to make the Loan Advance and specify the reasons therefor.

6.
Grid; Account of Record. The amount of each Loan Advance made by the Lender to the Borrower shall be entered by the Lender on the Grid and the record thereof shall, in the absence of fraud, manifest error or negligence on the part of the Lender with respect thereto, constitute conclusive proof of the fact of all such Loan Advances made to the Borrower under this Loan Agreement from time to time. The Borrower expressly acknowledges and agrees that the Grid may be completed by the Lender as aforesaid and that this Loan Agreement and the Grid completed as aforesaid may be introduced as evidence of the available balance of the Credit Facility hereon without the necessity for further proof of the facts thereof.

7.
Disbursement of Loan Advances. Loan Advances shall be disbursed by the Lender by wire transfer to a bank account of the Borrower to be identified by the Borrower in the Loan Advance Notice. Unless otherwise specified, the word “dollar” and the “$” sign refer to the lawful money of Canada, and all amounts to be advanced, paid, tendered or calculated under this Loan Agreement are to be advanced, paid, tendered or calculated in the currency of Canada.

8.	Summary of Payments and Disbursements. The Borrower shall provide the Lender with a summary of the payments and disbursements it has made for every month within 5 days of the end of such month.

9.
Interest. Interest shall accrue on the amount of each Loan Advance as set out in section 3.1(c) and (d) of the Arrangement Agreement. Interest shall accrue from day to day and on the basis of a 365 day year. All accrued interest will be payable together with all principal owed hereunder on or before the Repayment Date.

10.
Repayment of Principal. The aggregate amount of outstanding Loan Advances will be repaid on the Repayment Date, together with all accrued interest. All payments to be made by the Borrower under this Loan Agreement shall be made in immediately available, freely transferable, cleared funds to the bank account of the Lender to be informed by the Lender from time to time.

11.	Right of Prepayment. The Borrower shall be entitled to prepay at any time the outstanding balance of Loan Advances.

12.
Taxes. All payments to be made by the Borrower under this Loan Agreement will be made without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any kind. If applicable law required a deduction or withholding to be made, the Borrower will pay to the Lender an additional amount as is necessary to ensure the Lender receives the full amount the Lender would have received if no deduction or withholding has been made.

13.
Notices. All notices, payments and other required communications to the parties under this Loan Agreement shall be in writing and shall be addressed to the respective parties in accordance with Article 8 of the Arrangement Agreement.

14.	Governing Law. This Loan Agreement is governed by, and is construed and interpreted in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein.

15.
Arbitration. All disputes, disagreements, controversies, questions or claims arising out of or relating to this Agreement, including, without limitation, with respect to its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement, will be determined by a sole arbitrator under the International Commercial Arbitration Act (British Columbia) and such determination will be final and binding and there will be no appeal of that determination on any ground.

16.
Jurisdiction. Any dispute arising between the Parties out of or in connection with this Loan Agreement, its existence, enforceability, nature, interpretation, scope, performance or termination shall be finally submitted to the jurisdiction of the competent Courts of the Province of British Columbia.

17.	Time of Essence. Time is of essence in all respects of this Loan Agreement.

18.
Further Assurances. Each party will, at the requesting party’s cost and expense, execute and deliver any further agreements and documents and provide any further assurances, undertakings and information as may be reasonably required by the requesting party to give effect to this Loan Agreement and, without limiting the generality of this section, will do or cause to be done all acts and things, execute and deliver or cause to be executed and delivered all agreements and documents and provide any assurances, undertakings and information as may be required at any time by all Governmental Authorities having jurisdiction over the affairs of a party or as may be required at any time under applicable law.

19.
Severability. If any provision of this Loan Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part of such provision and the remaining part of such provision and all other provisions of this Loan Agreement shall continue in full force and effect. This Loan Agreement and the agreements and other documents required to be delivered pursuant to this Loan Agreement, constitute the entire agreement between the Parties; however, in case this Loan Agreement contradicts terms and/conditions set forth under the Arrangement Agreement, the Arrangement Agreement shall prevail.

20.	Amendments. This Agreement may be amended only by mutual written agreement of both Parties.

21.
Assignment. All of the covenants, stipulations, promises and agreements in this Loan Agreement shall bind the parties’ respective successors and permitted assigns, whether so expressed or not; provided, however and unless otherwise provided in the Arrangement Agreement, that the Borrower may not, without the prior consent of the Lender, assign any rights, powers, duties, or obligations under this Loan Agreement.

22.
Non-Waiver. The failure at any time of the Lender to exercise any of its options or any other rights under this Loan Agreement will not constitute a waiver thereof, nor will it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of the Lender will be cumulative and may be pursued singly, successively or together, at the option of the Lender. The acceptance by the Lender of any partial payment will not constitute a waiver of any default or of any of the Lender’s rights under this Loan Agreement. No waiver of any of its rights hereunder, and no modification or amendment of this Loan Agreement will be deemed to be made by the Lender unless the same is in writing and duly signed on their behalf; and each such waiver, if any, will apply only with respect to the specific instance involved, and will in no way impair the rights of the Lender or the obligations of Borrower to the Lender in any other respect at any other time.

23.
Counterparts. This Loan Agreement and any amendments hereto may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be considered one and the same agreement. A signed copy of this Loan Agreement sent by facsimile, e-mail or other functionally equivalent electronic means of transmission shall be effectual and valid proof of execution and delivery.

IN WITNESS WHEREOF the parties hereto have executed this Loan Agreement as of the day and year first above written.

X-CAL RESOURCES LTD.

By:	/s/ Shawn Kennedy
	Name:	Shawn Kennedy
	Title:	President

PARAMOUNT GOLD AND SILVER CORP.

By:	/s/ Chris Crupi
	Name:	Christopher Crupi
	Title:	CEO

SCHEDULE “A”

GRID OF LOAN ADVANCES
MADE BY THE LENDER TO THE BORROWER

Loan Advance Date	Amount of Loan Advance	Unpaid Principal Balance

SCHEDULE “B”

LOAN ADVANCE NOTICE

TO:	PARAMOUNT GOLD AND SILVER CORP. (the “Lender”)
FROM:	X-CAL RESOURCES LTD. (the “Borrower”)

This Loan Advance Notice is delivered to you pursuant to the loan agreement (the “Loan Agreement”) dated June 22, 2010 between the Borrower and the Lender. All capitalized terms set forth in this Loan Advance Notice shall have the respective meanings set forth in the Loan Agreement unless otherwise defined herein.

The Borrower hereby confirms that all representations and warranties set forth in the Loan Agreement are true and accurate in all material respects and that the Borrower has complied in all material respects with all covenants and agreements of the Borrower set out in the Loan Agreement for which compliance is required prior to the date hereof.

The Borrower hereby requests the Loan Advance as follows:

(a)	Date of Loan Advance:

(b)	Amount of Loan Advance:	CDN$

(c)	Borrower’s account for disbursement of Loan Advance:

DATED this ____ day of _______________, 2010.

X-CAL RESOURCES LTD.

By:
Name:
Title: